Exhibit 10.1

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made and entered into as of this 10th day of April 2009, by and among Image Holdings Corporation, an Oregon corporation (“Parent”), IC Acquisition Corp., an Oregon corporation and a wholly owned subsidiary of Parent (the “Purchaser”), InFocus Corporation, an Oregon corporation (the “Company”), and Comerica Bank, a Texas banking association, as escrow agent (the “Escrow Agent”).

W I T N E S S E T H

WHEREAS, Parent, the Purchaser, and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which Purchaser has agreed to make a cash tender offer to acquire all of the outstanding common shares of the Company; and

WHEREAS, Section 8.3(c) of the Merger Agreement contemplates the delivery by Parent of a deposit to the Escrow Agent in immediately available funds to be held and disbursed by the Escrow Agent in accordance with the terms and conditions set forth herein; and

WHEREAS, the parties hereto desire to more specifically set forth their rights and obligations with respect to the Deposit (as defined below) and the distribution and release thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Initially capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

2. Deposit. Concurrently with the execution and delivery of this Agreement, Parent shall deposit with the Escrow Agent $2,000,000 (the “Deposit”), via wire transfer of immediately available funds to the following escrow account maintained by the Escrow Agent:

Bank: Comerica Bank

ABA Number: 121137522

Escrow Account Number: 48125-0024ACQ

Reference: IC Acquisition Corp Escrow

The Escrow Agent shall hold, invest and reinvest, disburse and otherwise deal with the Deposit and any and all interest or other returns earned thereof (collectively with the Deposit, the “Escrowed Funds”) as set forth in this Agreement. Notwithstanding any provision hereof to the contrary, the Escrow Agent is not obligated to disburse the Escrowed Funds earlier than twenty-four hours after its confirmed receipt thereof, eight of which must be a business banking day.

3. Investment and Reinvestment of the Escrowed Funds; Offset.

(a) The Escrow Account shall be a demand deposit account, and no interest shall accrue on the proceeds deposited therein.

(b) The Escrow Agent is not entitled to offset or otherwise make any claim against the Escrowed Funds with respect to any amounts owed to the Escrow Agent by any party hereto except as provided in Section 8 hereof.

4. Disbursement of Escrowed Funds. The Escrow Agent shall disburse the Escrowed Funds as follows:

(a) If the Escrow Agent receives a notice (“Purchaser Notice”) from Purchaser (i) stating the Purchaser has accepted for payment Company Shares pursuant to the Offer and that the Escrowed Funds are to be applied to the payment for such Company Shares and (ii) directing the Escrow Agent to disburse the Escrowed Funds to the depositary and paying agent for the Offer (naming such depositary and paying agent and providing appropriate delivery instructions), then promptly thereafter the Escrow Agent shall disburse the Escrowed Funds to such depositary and paying agent.

(b) If the Escrow Agent receives a notice jointly executed by Parent and the Company (a “Joint Notice”) (i) stating that the Merger Agreement has been terminated and the Purchaser has not accepted for payment the Company Shares pursuant to the Offer and (ii) directing the Escrow Agent to remit the Escrowed Funds to the Parent and/or the Company, then promptly thereafter the Escrow Agent shall disburse the Escrowed Funds as so directed.

(c) If the Escrow Agent does not receive a Purchaser Notice or a Joint Notice, then the Escrow Agent shall disburse the Escrowed Funds only upon receipt of, and in accordance with, a final non-appealable order, judgment or decree of a court of competent jurisdiction (a “Final Order”).

5. Notices to Escrow Agent.

(a) If the Purchaser shall have accepted for payment Company Shares pursuant to the Offer, the Purchaser shall immediately deliver a Purchaser Notice to the Escrow Agent.

(b) If the Merger Agreement shall have been terminated under circumstances under which the Company is entitled to receive the Parent Termination Fee pursuant to Section 8.3(c) of the Merger Agreement, Parent and the Company shall immediately deliver a Joint Notice to the Escrow Agent as contemplated by Section 4(b), directing the Escrow Agent to (i) disburse an amount of the Escrowed Funds equal to the Parent Termination Fee to the Company, via wire transfer of immediately available funds to an account designated by the Company, in full satisfaction of Parent’s obligation to pay the Parent Termination Fee pursuant to Section 8.3(c) of the Merger Agreement, and (ii) disburse any amount of the Escrowed Funds in excess of the Parent Termination Fee to Parent, via wire transfer of immediately available funds to an account designated by Parent.

(c) If the Merger Agreement shall have been terminated under circumstances under which the Company is not entitled to receive the Parent Termination Fee pursuant to Section 8.3(c) of the Merger Agreement, Parent and the Company shall immediately deliver a Joint Notice to the Escrow Agent as contemplated by Section 4(b), directing the Escrow Agent to disburse the Escrowed Funds to Parent.

6. Term and Termination. This Agreement shall be effective as of the date hereof and continue in effect until, and automatically terminate on, the date on which the entire amount of the Escrowed Funds shall have been disbursed by the Escrow Agent in accordance with such terms.

7. Escrow Agent Records. The Company and Parent shall have the right under this Agreement, upon request, to examine and audit, during business hours or at such other times as may be reasonable under the circumstances and with reasonable notice to the Escrow Agent, any and all of the books, records, or other information of the Escrow Agent concerning this Agreement or the Escrowed Funds.

8. Fees and Expenses. The Company, on the one hand, and Parent, on the other hand, shall each pay one-half of: (a) any out-of-pocket expenses incurred in connection with Section 9(e); and (b) a $1,500 non-refundable start-up fee, payable upon the Escrow Agent’s execution of this Agreement. Payment of the start-up fee in full is a condition precedent to any obligation that the Escrow Agent may have hereunder. If the Company or Parent fails to pay any fee or other sums owing to the Escrow Agent hereunder, then the Escrow Agent may pay out of and charge to the Escrowed Funds otherwise payable to such party, all such fees and sums.

9. The Escrow Agent.

(a) The duties, responsibilities and obligations of the Escrow Agent are limited to those expressly set forth herein and no additional duties, responsibilities or obligations shall be implied. Without limiting the generality of the foregoing, use of the term “agent” herein with reference to the Escrow Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law; such term is used merely as a matter of market custom and is intended to reflect or create only an administrative relationship between independent contracting parties. The Escrow Agent shall not be subject to, nor required to comply with, the Merger Agreement, any other agreement between or among any or all of the other parties to this Agreement, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any other party to this Agreement or any entity acting on such party’s behalf. Incorporation of the defined terms contained in the Merger agreement is for the purpose of convenience of reference only. The Escrow Agent is not required to expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(b) This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder. This Agreement is not enforceable by, and does not provide any legal or equitable right, remedy, or claim to, any other Person whatsoever.

(c) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrowed Funds (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrowed Funds), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel deems appropriate. If the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the other parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(d) The Escrow Agent shall not be liable for any action taken or omitted to be taken by it, or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder, in the absence of gross negligence or willful misconduct on its part, or a breach of its express obligations hereunder. In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from any other party hereto or any entity acting on behalf of such party, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians (provided such Persons are selected by the Escrow Agent with reasonable care), or (iv) for an amount in excess of the value of the Escrowed Funds.

(e) The Escrow Agent may obtain advice from legal counsel of its choice, and may rely upon such advice and may otherwise act or refrain from acting in accordance with its good faith judgment, and shall not, as a result thereof, incur any liability to any other Person except for its willful misconduct or gross negligence and except for any breach of its express obligations hereunder.

(f) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(g) Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to the Escrow Agent’s usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

(h) The Escrow Agent shall provide to the Company and Parent, no less frequently than monthly, statements identifying transactions, transfers or holdings of the Escrowed Funds and each such statement shall be deemed to be correct and final upon receipt thereof by the Company and Parent unless the Escrow Agent is notified in writing to the contrary within thirty (30) Business Days of the date of such statement.

(i) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

(j) The Company and Parent shall be jointly and severally liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Agreement or being the Escrow Agent hereunder (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence, willful misconduct or breach of its express obligations hereunder. This Section 9(j) shall survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent.

(k) The Escrow Agent may be removed at any time by the mutual consent of the Company and Parent. The Escrow Agent may at any time resign by giving 30 days’ written notice of resignation to the Company and Parent. In such event, the Company and Parent shall appoint a successor Escrow Agent effective as of the effective date of the aforesaid removal or resignation. All right, title and interest to the Escrowed Funds shall be transferred to the successor Escrow Agent upon the joint written instructions of the Company and Parent, and this Agreement shall be assigned to such successor Escrow Agent. No resignation of the Escrow Agent shall be effective until a successor Escrow Agent shall have assumed the resigning Escrow Agent’s obligations hereunder and shall have received the Escrowed Funds, and thereupon the resigning Escrow Agent shall be released from further obligations hereunder. If a successor Escrow Agent has not assumed the resigning Escrow Agent’s obligations hereunder within 45 days after the giving of notice of such resignation, the resigning Escrow Agent may petition to any court of competent jurisdiction for the appointment of a successor Escrow Agent.

(l) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrowed Funds, unless the Escrow Agent receives written instructions, jointly signed by the Company and Parent, which eliminates such ambiguity or uncertainty.

(m) In the event of any dispute between or conflicting claims by or among the Company, Parent and the Purchaser and/or any other Person with respect to the Escrowed Funds, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to the Escrowed Funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company, Parent or the Purchaser for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a Final Order, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent, or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Company and Parent.

(n) The Escrow Agent does not have any interest in the Escrowed Funds but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrowed Funds shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D. number certifications, or W-8 forms for non-resident alien certifications. This Section 9(n) shall survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent.

(o) Concurrently with their execution and delivery of this Agreement, the Company and Parent shall each deliver to the Escrow Agent: (i) such identification information as required by law and such authorization documents as the Escrow Agent may require, and (ii) such information concerning the source of the funds constituting the Escrowed Funds, all as the Escrow Agent may require in its sole discretion. Without limiting the generality the foregoing, on the Escrow Holder’s request, that party shall deliver to the Escrow Holder (a) a copy of its organizational documents (e.g., articles of incorporation, operating agreement, etc.), (b) corporate/partnership resolutions, signed by its an appropriate signatory, authorizing it to enter this Agreement, and (c) a completed Certificate of Authority in the form attached hereto as Exhibit “A.”

(p) Company, Purchaser, and Parent each represents and warrants to the Escrow Agent that (a) its Federal tax identification number (“TIN”) specified on the signature page of this Agreement underneath its signature is correct and is to be used for 1099 tax reporting purposes, and (b) it is not subject to backup withholding.

10. Notices. Any notice required to be given hereunder shall be sufficient if in writing and sent (i) by electronic mail (e-mail) (to the extent an e-mail address is provided) or facsimile transmission, with confirmation (with notice being deemed given upon confirmation of receipt, provided that any notice sent by email or facsimile transmission on a day that is not a Business Day or on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), (ii) by reliable overnight delivery service, with proof of service (with notice being deemed given upon receipt of proof of delivery), (iii) by hand delivery (with notice being deemed given upon receipt) or (iv) by certified or registered mail, return receipt requested and first-class postage prepaid (with notice being deemed given upon receipt of proof of delivery), addressed as follows:

If to Parent or the Purchaser:	Tonkon Torp LLP

1600 Pioneer Tower
888 SW Fifth Avenue
Portland Oregon 97204
Attn: Kurt Ruttum
Facsimile: (503) 274-8779
Email: kurt.ruttum@tonkon.com

with a copy to:	John Hui
E-mail: jhui@johnhui.com

and a copy to:	Jones Day
555 South Flower Street, Fiftieth Floor
Los Angeles, California 90071
Attn: Paul Lin
Facsimile: (213) 243-2539
E-mail: pclin@jonesday.com

If to the Company:	InFocus Corporation
27500 S.W. Parkway Ave.
Wilsonville, Oregon 97070-9215
Attn: Chief Executive Officer / General Counsel
Facsimile: (503) 685-8838

with a copy to:	Garvey Schubert Barer
1191 Second Avenue, Suite 1800
Seattle, Washington 98101
Attn: Bruce A. Robertson
Facsimile: 206-464-0125

If to the Escrow Agent:

Comerica Bank

Association Bank Services

Two Embarcadero Center, Suite 300

San Francisco, California 94111

Attn: Lawrence Nelson

Fax: 415-477-3240

Phone: 415-477-3244

e-mail: Lawrence_nelson@comerica.com

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

11. Entire Agreement; Amendments. As between the Escrow Agent, on the one hand, and the other parties hereto, on the other hand, this Agreement constitutes the entire agreement with respect to the subject matter herein. As between the other parties hereto, this Agreement shall govern to the extent of any conflict between it and the Merger Agreement or any other agreement or writing. No change in, addition to, or waiver of the terms and conditions hereof shall be binding upon any of the parties hereto unless approved in writing by the other parties hereto.

12. Cumulative Rights and Remedies; Waivers. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

13. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns and legal representatives. Except with respect to such successions contemplated in the Merger Agreement, or otherwise as contemplated in this Agreement, no party hereto may assign any of its rights, interests or obligations hereunder.

14. Applicable Law.

(a) In the event of any action or proceeding arising out of or in connection with this Agreement or for recognition and enforcement of any judgment arising out of or in connection with this Agreement solely between the Parent and Purchaser, on the one hand, and the Company, and the other hand, (i.e., the Escrow Agent is not a party), this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) In the event of any action or proceeding arising out of or in connection with this Agreement or for recognition and enforcement of any judgment arising out of or in connection with this Agreement among the parties hereto, including the Escrow Agent, this Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced in any respect under any applicable Law in any jurisdiction this Agreement will be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal or unenforceable provision.

16. Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or e-mail exchange of .pdf file), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17. Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

18. Forum; Service of Process; Waiver of Jury Trial.

(a) All actions or proceedings arising out of or in connection with this Agreement or for recognition and enforcement of any judgment arising out of or in connection with this Agreement solely between the Parent and Purchaser, on the one hand, and the Company, on the other hand, (i.e., the Escrow Agent is not a party) shall be tried and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such proceeding, in the United States District Court for the District of Delaware, and each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (i) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (iii) that (A) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (B) venue is not proper in any of the aforesaid courts and (C) this Agreement or the subject matter hereof may not be enforced in or by any of the aforesaid courts.

(b) Service of any process, summons, notice or document by U.S. registered mail to Parent’s or Company’s address set forth in Section 10 will be effective service of process for any action or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in this Section 18.

(c) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY FOR ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

19. Arbitration. All disputes between Purchaser, Company, and/or Parent, on the one hand, the Escrow Agent on the other hand, relating to the payment of the Escrowed Funds and/or the Escrow Holder’s rights, obligations, and liabilities arising from or related to this Agreement shall be resolved by mandatory binding expedited arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect as of the date the request for arbitration is filed (the “Rules”) before a single, neutral arbitrator, selected in accordance with the Rules. Each of the parties may initiate such an arbitration pursuant to the Rules. The arbitration shall be held in San Francisco, California (such site being herein referred to as the “Forum”). Any court having jurisdiction of the parties and the subject matter may enforce such a decision. Each of the parties hereto submits to the non-exclusive personal jurisdiction of the courts of the Forum as an appropriate place for compelling arbitration or giving legal confirmation of any arbitration award, and irrevocably waives any objection which it may now or hereafter have to the venue of any such enforcement proceeding brought in any of said courts and any claim of inconvenient forum. Service of process for all arbitration proceedings may be made in accordance with the Rules and shall be deemed effective as provided therein. Any claim or action of any kind (including, but not limited to, any claims for breach of contract), against the Escrow Agent arising out of or connected with this Agreement shall be barred and waived unless asserted by the commencement of an arbitration proceeding within 180 days after the accrual of the action or claim. This limitation shall also apply to claims which might otherwise be asserted against as a “set-off,” credit, cross-complaint, or defense. This section and the forgoing limitation shall survive termination of this Agreement.

20. USA Patriot Act Notice. The Escrow Holder notifies the other parties hereto that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”) the Escrow Holder is required to obtain, verify and record information that identifies the other parties to this Agreement, which information includes the name and address of those parties and other information that will allow the Escrow Holder to identify them in accordance with the Act.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

IMAGE HOLDINGS CORPORATION

By:	/s/ Lap Shun (John) Hui
Signature
Print Name: Lap Shun (John) Hui
	Title:	President
	TIN:	26-4610740

IC ACQUISITION CORP.

By:	/s/ Lap Shun (John) Hui
Signature
Print Name: Lap Shun (John) Hui
	Title:	President
	TIN:	26-4610603

INFOCUS CORPORATION

By:	/s/ Robert G. O’Malley
Signature
Print Name: Robert G. O’Malley
	Title:	President and Chief Executive Officer
	TIN:	93-0932102

COMERICA BANK

By:	/s/ Dyana L. Carney
Dyana L. Carney,
Vice-President-Special Corporate Financial Services

EXHIBIT A

To ESCROW AGREEMENT

CERTIFICATE OF AUTHORITY

The undersigned hereby certifies that any one of the following persons acting alone has the authority to execute and deliver documents on behalf of [            ][            ] pursuant to the Escrow Agreement, dated as of April                      2009, among Comerica Bank, Image Holdings Corporation, IC Acquisition Corp., and InFocus Corporation.

Name	Position	Manual Signature
[example]

President

Vice President

Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate of Authority by and through its duly authorized representative.

[PARTY’S NAME]

By:
Name:
Its:

Attachment 1